Exhibit 3.6

                                     BY-LAWS

                                       of

                               PLT Solutions Inc.

                            (a Delaware corporation)

                                    Article I

                                     Offices

      1.1 The Board of Directors (the "Board") of the corporation shall fix the location of the principal executive office of the corporation at any place within or outside the State of Delaware.

      1.2 The Board may at any time establish branch or subordinate offices at any place or places.

                                   Article II

Meetings of Stockholders

      2.1 All meetings of the stockholders for the election of directors shall be held at the principal office of the corporation, or at such other place either within or without the State of Delaware as shall be designated from time to time by the Board and stated in the notice of the meeting. Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

      2.2 Annual Meeting. Annual meetings of stockholders shall be held at such other date and time as shall be designated from time to time by the Board and stated in the notice of the meeting, at which they shall elect by a Board, and transact such other business as may properly be brought before the meetings.

      2.3 Special Meetings. Special meetings of the stockholders may be called for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, at the request of the Board, the Chairman of the Board, the Chief Executive Officer or the stockholders owning a majority in amount of the entire capital stock of the corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the meeting.

      2.4 Notice of Meetings. Written notice of stockholders' meetings, stating the place, date and time of the meeting and the purpose or purposes for which the meeting is called, shall be given to each stockholder entitled to vote at such meeting on not less than ten (10) nor more than sixty (60) days prior to the meeting.

      When a meeting is adjourned to another place, date or time, written notice need not be furnished of the adjourned meeting if the place, date and time thereof are announced at the meeting at which the adjournment is taken, provided, however, that if the date of any adjourned meeting is more than thirty
(30) days after the date for which the meeting was
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originally noticed, or if a new record date is fixed for the adjourned meeting, written notice of the place, date and time of the adjourned meeting shall be furnished in conformity herewith. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

      2.5 Business Matter of a Special Meeting. Business transacted at a special meeting of stockholders shall be limited to the purposes stated in the notice.

      2.6 List of Stockholders. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place, if other than the place of the meeting, shall be specified in the notice of the meeting. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

      2.7 Organization and Conduct of Business. The Chairman of the Board, or in his or her absence, the Chief Executive Officer of the corporation or, in their absence, such person as the Board may have designated or, in the absence of such person, such person as may be chosen by the holders of a majority of the shares entitled to vote who are present, in person or by proxy, shall call to order any meeting of the stockholders and act as Chairman of the meeting. In the absence of the Secretary of the corporation, the Secretary of the meeting shall be such person as the Chairman appoints.

      The chairman of any meeting of the stockholders shall determine the order of the business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of the discussion as seems to him or her in order.

      2.8 Quorum and Adjournments. Except where otherwise provided by law or by the Certificate of Incorporation or these By-Laws, the holders of a majority of the stock issued and outstanding and entitled to vote thereto, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders. The stockholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough stockholders to have less than a quorum if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented.

      2.9 Voting Rights. Unless otherwise provided in the Certificate of Incorporation, each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder.

      2.10 Majority Vote. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by

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proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or the Certificate of Incorporation or these By-Laws, a different vote is required in which case such express provision shall govern and control the decision of such question.

      2.11 Record Date for Stockholder Notice and Meeting. For purposes of determining the stockholders entitled to notice of any meeting or to vote, or entitled to receive payment of any divided or other distribution, or entitled to exercise any right in respect of any change, conversion or exchange of stock for the purpose of any other lawful action, the Board may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before any other action.

      If the Board does not fix a record date, the record date of determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of the business on the business day next preceding the day on which the meeting is held.

      2.12 Proxies. Every person entitled to vote for directors or any other matter shall have the right to do so either in person or by one or more agents authorized by written proxy signed by the person and filed with the Secretary of the corporation. A proxy shall be deemed signed if the stockholder's name is placed on the proxy (whether by manual signature, typewriting, telecopier transmission or otherwise) by the stockholder or the stockholder's attorney-in-fact. A validly executed proxy which does not state that it is irrevocable shall continue in full force and effect unless (i) revoked by the person executing it before the vote pursuant to that proxy, by a writing delivered to the corporation stating that such proxy is revoked or by a subsequent proxy executed by, or attendance at the meeting and voting in person by, the person executing the proxy; or (ii) written notice of the death or incapacity of the maker of the proxy is received by the corporation before the vote pursuant to that proxy is counted; provided, however, that no proxy shall be valid after the expiration of eleven months from the date of the proxy, unless otherwise provided in the proxy.

      2.13 Action Without a Meeting by Written Consent. All actions required to be taken at any annual or special meeting of stockholders of the corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take that action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the corporation by delivery to its registered office, its principal place of business, or an officer of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded.

                                   Article III

                                    Directors

      3.1 Number; Qualification. The number of directors shall be determined from time to time by resolution of the Board and the initial Board shall consist of one (1) director. All directors shall be elected et the annual meeting or any special meeting of the stockholders, except as provided in Section 3.2 of this Article, and each director so elected

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shall hold office until his successor is elected and qualified or until his earlier resignation or removal. Directors need not be stockholders.

3.2 Resignation and Vacancies. A vacancy or vacancies in the Board shall be deemed to exist in the case of the death, resignation or removal of any director, or if the authorized number of directors be increased. Vacancies may be filled by the affirmative vote of a majority of the directors then in office, though less than a quorum, or by a sole remaining director, unless otherwise provided in the Certificate of Incorporation. The stockholders may elect a director or directors at any time to fill a vacancy not filled by the Directors. If the Board accepts the resignation of a director tendered to take effect at a future time, the Board shall have the power to elect a successor to take office when the resignation is to become effective. If there are no directors in office, then an election of the directors may be held in the manner provided by law.

      3.3 Removal of Directors. Unless otherwise restricted by statute, the Certificate of Incorporation or these By-Laws, any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of shares entitled to vote at an election of directors. In addition, an employee-director whose employment with the Company is terminated for whatsoever reason shall, automatically and without any further action, cease to be a director.

      3.4 Powers. The business of the corporation shall be managed by or under the direction of its board of directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-Laws directed or required to be exercised or done by the stockholders.

      Without prejudice to these general powers, and subject to the same limitations, the directors shall have the power to

(a) Select and remove all officers, agents and employees of the corporation; prescribe any powers and duties for them that are consistent with law, with the Certificate of Incorporation and with these By-Laws; fix their compensation; and require from them security for faithful service;

      (b) Confer upon any office the power to appoint, remove and suspend subordinate officers, employees and agents;

      (c) Change the location of the principal executive office or the principal business office; cause the corporation to be qualified to do business in any state, territory, dependency or country and conduct business within or without the State of Delaware for the holding of any stockholder meetings, including annual meetings;

      (d) Adopt, make and use a corporate seal; prescribe the forms of certificate of stock; and alter the form of the seal and certificate;

      (e) Authorize the issuance of shares of stock of the corporation on any lawful terms, in consideration of money paid, labor done, service actually rendered, debt or securities canceled, tangible or intangible property actually received;

      (f) Borrow money and incur indebtedness on behalf of the corporation, and cause to be executed and delivered for the corporation's purposes, in the corporate name, promissory

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notes, bonds, debentures, deeds of trust, mortgages, pledges, hypothecation and other evidences of debt and securities;

      (g) Declare dividends from time to time in accordance with law;

      (h) Adopt from time to time such stock option, stock purchase, bonus or other compensation plans for directors, officers, employees and agents of the corporation and its subsidiaries as it may determine; and

      (i) Adopt from time to time regulations not inconsistent with these By-Laws for the management of the corporation's business and affairs.

      3.5 Place of Meetings. The Board may hold meetings, both regular and special, either within or without the State of Delaware.

      3.6 Annual Meetings. The annual meeting of the Board shall be held immediately following the annual meeting of the stockholders and no notice of such meeting shall be necessary to the Board, provided, a quorum shall be present. The annual meeting shall be the purposes of organization, and an election of officers and the transaction of other business.

      3.7 Regular Meetings. Regular meetings of the Board may be held without notice at such time and at such place as shall from time to time be determined by the Board.

      3.8 Special Meetings. Special meetings of the Board may be called by the Chairman of the Board or the Chief Executive Officer, or a majority of the Board upon one (1) day's notice to each director.

      3.9 Quorum and Adjournments. At all meetings of the Board, a majority of the directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board, except as may be otherwise specifically provided by statute or by the Certificate of Incorporation. If a quorum is not present at any meeting of the Board, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action is approved by at least a majority of the required quorum for that meeting.

      3.10 Action Without a Meeting. Unless otherwise restricted by the Certificate of incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board or committee.

      3.11 Telephone Meetings. Unless otherwise restricted by the Certificate of Incorporation or these by-laws, members of the Board, or any committee designated by the Board, may participate in a meeting of the Board, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

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      3.12 Waiver of Notice. Notice of a meeting need not be given to any director who signs a waiver of notice or a consent to holding the meeting or an approval of the minutes thereof, whether before or after the meeting, or who attends the meeting without protesting, prior thereto or its commencement. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

      3.13 Fees and Compensation of Directors. Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, the Board shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board and may be paid a fixed for attendance at each meeting of the Board or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

      3.14 Rights of Inspection. Every director shall have the absolute right at any reasonable time to inspect and copy all books, records and documents of every kind and to inspect the physical properties of the corporation and also of its subsidiary corporations, domestic or foreign. Such inspection by a director may be made in person or by agent or attorney and includes the right to copy and obtain abstracts.

                                   Article IV

                             Committees of Directors

      4.1 Selection. The Board may, by resolution passed by a majority of the entire board, designate one or more committees, each committee to consist of one or more of the directors of the corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.

      In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or she or they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member.

      4.2 Powers. Any such committee, to the extent provided in the resolution of the Board, shall have and may exercise all the powers and authority of the directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation, (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the board of directors as provided in
Section 151(a) of the General Corporation Law of Delaware, fix any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the corporation), adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending the By-Laws of the corporation; and, unless the resolution or the Certificate of Incorporation expressly so provide, no such committee shall

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have the power or authority to declare a dividend or to authorize the issuance of stock or to adopt a certificate of ownership and merger. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board.

      4.3 Committee Minutes. Each committee shall keep regular minutes of its meetings and report the same to the Board when required.

                                    Article V

                                    Officers

      5.1 Officers Designated. The officers of the corporation shall be chosen by the Board and shall be a Chief Executive Officer, and a Secretary. The Board may also choose a Chairman of the Board, one or more vice-presidents, and one or more assistant Secretaries and Treasurers. Any number of offices may be held by the same person, unless the Certificate of Incorporation or these By-Laws otherwise provide.

5.2 Appointment of Officers. The Officers of the corporation, except such officers as may be appointed in accordance with the provisions of Section 5.3 or
5.5 of this Article, shall be appointed by the Board, and each shall serve at the pleasure of the Board, subject to the rights, if any, of an officer under any contract of employment.

5.3 Subordinate Officers. The Board may appoint, and may empower the Chief Executive Officer to appoint, such other officers and agents as the business of the corporation may require, each of whom shall hold for such period, have such authority and perform such duties as are provided in the By-Laws or as the Board may from time to time determine.

      5.4 Removal and Resignation of Officers. Subject to the rights, if any, of any officer under any contract or employment, any officer may be removed, either with or without cause, by an affirmative vote of the majority of the Board, at a special meeting of the Board, or, except in the case of an officer chosen by the Board, by any officer upon whom power of removal may be conferred by the Board.

      Any officer may resign at any time by giving written notice to the corporation. Any resignation shall take effect at the date of the receipt of notice or at any later time specified in that notice; and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party.

      5.5 Vacancies in Office. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these By-Laws for regular appointment to that office.

      5.6 Compensation. The salaries of all officers of the corporation shall be fixed from time to time by the Board and no officer shall be prevented from receiving a salary because he or she is also a director of the corporation.

      5.7 Chairman of the Board. The Chairman of the Board, if such an officer be elected, shall, if present, perform such other powers and duties as may be assigned to him from time to time by the Board,. If there is no Chief Executive Officer, the Chairman of the Board shall also be the Chief Executive Officer of the corporation and shall have the power and duties prescribed in Section 5.8 of this Article.

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      5.8 The Chief Executive Officer. Subject to such supervisory powers, if any, as may be given to the Chairman of the Board, if there be such an officer, the Chief Executive Officer shall be the Chief Executive Officer of the corporation, shall preside at all meetings of the stockholders and the Board, shall have general and active management of the business of the corporation and shall see that all orders and resolutions of the board of directors are carried into effect. The Chief Executive Officer shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board to some other officer or agent of the corporation.

            5.9 The Vice President. The Vice-President (or in the event there be more than one vice-president, the vice-presidents in the order designated by the directors, or in the absence of any designation, then in the order of their election) shall, in the absence of the Chief Executive Officer or in the event of his disability or refusal to act, perform the duties of the Chief Executive Officer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Chief Executive Officer. The vice-presidents shall perform such other duties and have such other powers as may from time to time be prescribed for them by the Board, the Chief Executive Officer, the Chairman of the Board or these By-Laws.

5.10 The Secretary. The Secretary shall attend all meetings of the Board and all meetings of the stockholders and record all the proceedings of the meetings of the corporation and of the Board in a book to be kept for that purpose and shall perform like duties for the standing committee when required. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board, and shall perform such other duties as may be prescribed by the Board, the Chairman of the Board or the Chief Executive Officer, under whose supervision he or she shall act. The Secretary shall have custody of the corporate seal of the corporation and he or she, or an assistant secretary, shall have authority to affix the same to any instrument requiring it, and when so affixed, the seal may be attested by his or her signature or by the signature of such assistant secretary. The Secretary shall keep, or cause to be kept, at the principal executive office or at the office of the corporation's transfer agent or registrar, as determined by a resolution of the Board, a share register, or a duplicate share register, showing the names of all the stockholders and their addresses, the number and classes of shares held by each, the number and date of the certificates issued for the same and the number and date of cancellation of every certificate surrendered for cancellation.

      5.11 The Assistant Secretary. The assistant Secretary, or if there be more than one, the assistant secretaries in the order determined by the Board (or if there be no such determination, then in the order of their election) shall, in the absence of the Secretary or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board may from time to time prescribe.

      5.12 The Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board. The Secretary shall disburse the funds of the corporation as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the Chief

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Executive Officer and the Board, at its regular meetings, or when the Board so requires, an account of all his or her transactions as Treasurer and of the financial condition of the corporation.

      5.13 The Assistant Treasurer. The assistant Treasurer, or if there shall be more than one, the assistant Treasurers in the order determined by the Board (or if there be no such determination, then in the order of their election) shall, in the absence of the Treasurer or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

                                   Article VI

                             Certificates for Shares

6.1 Certificates for Shares. The shares of the corporation shall be represented by a certificate or shall be uncertificated. Certificates shall be signed by, or in the name of the corporation by, the Chairman of the board of directors, or the Chief Executive Officer, or the Secretary of the corporation.

      Within a reasonable time after the issuance or transfer of uncertificated stock, the corporation shall send to the registered owner thereof a written notice containing the information required by the General Corporation Law of the State of Delaware or a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

      6.2 Signature on Certificates. Any of or all the signatures on a certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

      6.3 Transfer of Stock. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Upon receipt of proper transfer instructions from the registered owner of uncertificated shares such uncertificated shares shall be cancelled and issuance of new equivalent uncertificated shares or certificated shares shall be made to the person entitled thereto and the transaction shall be recorded upon the books of the corporation.

      6.4 Registered Stockholders. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividend, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

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      6.5 Record Date. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting: provided, however, that the Board may fix a new record date for the adjourned meeting.

      6.6 Lost Certificates. The Board may direct a new certificate or certificates be issued to replace any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that face by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such isue of a new certificate or certificates or uncertificated shares, the Board may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

                                   Article VII

                                     Notices

      7.1 Notices. Whenever, under the provisions of the statutes or the Certificate of Incorporation or these By-Laws, notice is required to be given to any director or stockholder it shall be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at his or her address as it appears on the records of the corporation, with the postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by telegram, telephone or facsimile.

      7.2 Waiver. Whenever any notice is required to be given under the provisions of the statutes or the Certificate of Incorporation or these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                                  Article VIII

                                General Provision

      8.1 Dividends. Dividends upon the outstanding shares of stock of the Corporation, subject to the provisions of the statute and of the Certificate of Incorporation, may be declared by the Board of Directors at any annual, regular or special meeting and may be paid in cash, in property or in shares of stock of the Corporation or in any combination thereof. The Board of Directors may fix in advance a record date for the purpose of determining shareholders entitled to receive payment of any dividend, the record date to be not less than ten (10) nor more than sixty (60) days prior to the payment date of such

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dividend, or the Board of Directors may close the stock transfer books for such purpose for a period of not less than ten (10) nor more than sixty (60) days prior to the payment date of such dividend. In the absence of any action by the Board of Directors, the date upon which the Board shall adopt the resolution declaring the dividend shall be the record date.

      8.2 Reserves. There may be created from time to time by resolution of the Board of Directors, out of the earned surplus of the Corporation, such reserve or reserves as the Board of Directors from time to time in its discretion, shall deem proper to provide for contingencies, or to equalize dividends, or to repair or maintain any property of the Corporation or for such other purpose as the Board of Directors shall deem beneficial to the Corporation. The Board may modify or abolish any such reserve in the manner in which it was created.

      8.3 Signatures for Contracts, Negotiable Instruments. All bills, notes, checks or other instruments for the payment of money and all contracts shall be signed or countersigned by such officer, officers, agent or agents and in such manner as are permitted by these By-Laws or as, from time to time, may be prescribed by resolution (whether general or special) of the Board of Directors.

      8.4 Fiscal Year. The fiscal year of the Corporation shall be from January 1 through December 31.

      8.5 Books and Records. The Corporation shall keep correct and complete books and records of account and shall keep minutes of the proceedings of its shareholders and Board of Directors and shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its shareholders, giving the names and addresses of all shareholders and the number and class of the shares of stock of the Corporation held by them.

      8.6 Annual Statement. The Board shall present at each annual meeting, and at any special meeting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the corporation.

      8.7 Checks. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the Board may from time to time designate.

      8.8 Corporate Seal. The Board shall providea suitable corporate seal, containing the name of the corporation, which seal shall be in the cahrre of eh Secretary.

      8.9 Indemnification. The indemnification of directors, officers, employees and agents of the Corporation shall be subject to the following provisions:

      (i) The Corporation shall indemnify any person made, or threatened to be made, a party to any action or proceeding, whether civil, criminal, administrative or investigative, brought or threatened to be brought against him, by reason of the fact that he, his testator or intestate, is or was a director or officer of the Corporation, or served any other corporation or partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, at the request of the Corporation while he was such a director or officer, against expenses (including legal fees), judgments, fines and amounts paid in settlement, to the fullest extent permitted and in the manner prescribed by law.

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      (ii) Expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action as permitted by law.

      (iii) The foregoing provisions of this Article shall be deemed to be contract between the Corporation and each director or officer of the Corporation who serves in such capacity at any time while this Article and the relevant provisions of the Delaware General Corporation Law are in effect, and any repeal or modification of this article or such provisions of the Delaware General Corporation Law shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing as it relates to any action or proceeding theretofore or thereafter brought or threatened, based in whole or in part upon any such state of facts; provided, however, that the rights of indemnification and advancement of expenses provided in this Article shall not be deemed exclusive of any other rights to which any director or officer of the Corporation may now or hereafter become entitled apart from this Article.

      (iv) The Board of Directors in its discretion shall have the power on behalf of the Corporation to provide indemnification and advancement of expenses to the extent and in the manner it may deem appropriate, for any person made, or threatened to be made, a party to any action or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he, his testator or intestate, is or was an employee or agent of the Corporation or served the Corporation in any other capacity or served any other corporation or any partnership, joint venture, trust employee benefit plan or other enterprise in any capacity at the request of the Corporation.

      (v) The provisions of this section shall be applicable to all actions, suits or proceedings commenced after its adoption, whether such rise out of acts or omissions which occurred prior to or subsequent to such adoption and shall continue as to a person who has ceased to be a director or officer or to render services for or at the request of the Corporation and shall inure to the benefit of the heirs, executors and administrators of such a person.

      (vi) The Corporation may purchase and maintain insurance to provide for payment of the indemnification required or permitted y these By-Laws and the Delaware Corporation Law.

      8.10 Surety Bonds. Such officers and agents of the Corporation as the President or as the Board of Directors may direct, from time to time, shall be bonded for the faithful performance of their duties and for the restoration to the Corporation, in case of their death, resignation, retirement, disqualification or removal from office, of all books, papers, vouchers, money and other property of whatever kind in their possession or under their control belonging to the Corporation, in such amounts and by such surety companies as the Chief Executive Officer or the Board of Directors may determine. The premiums on such bonds shall be paid by the Corporation, and the bonds so furnished shall be in the custody of the Secretary.

      8.11 Interested Directors, Officers and Shareholders.

      (i) Validity. Any contract or other transaction between the Corporation and any of its directors, officers or shareholders (or any corporation or firm in which any of them are directly or indirectly interested) shall be valid for all purposes notwithstanding the presence of such director, officer or shareholder at the meeting authorizing such contract or transaction, or his participation or vote in such meeting or authorization.

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                                       13


      (ii) Disclosure or Approval. The foregoing shall, however, apply only if the material facts of the relationship or the interest of each such director, officer or shareholder is known or disclosed:

      (A) to the Board of Directors and it nevertheless authorizes or ratifies the contract or transaction by a majority of the directors present, each such interested director to be counted in determining whether a quorum is present but not in calculating the majority necessary to carry the vote; or

      (B) to the Shareholders and they nevertheless authorize or ratify the contract or transaction by majority of the shares present, each such interested person to be counted for quorum and voting purposes.

      (iii) Non-exclusive. This provision shall not be construed to invalidate any contract or transaction which would be valid in the absence of this provision.

                                   Article IX

                                   Amendments

In addition to the right of the stockholders of the corporation to make, alter, amend, change, add to or repeal the By-Laws of the corporation, the Board shall have the power (without the assent or vote of the stockholders) to make, alter, amend, change add to or repeal the By-laws of the corporation.